Exhibit 99.1

MONITRONICS INTERNATIONAL ANNOUNCES TERMINATION

OF EXISTING EXCHANGE OFFERS

Englewood, CO — December 24, 2018 - Ascent Capital Group, Inc. (“Ascent”) (NASDAQ: ASCMA) today announced that its wholly owned subsidiary, Monitronics International, Inc. (“Monitronics”), terminated each of (i) the offer previously announced on November 5, 2018 to exchange Monitronics’ 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 (the “New Notes”) for validly tendered (and not validly withdrawn) Monitronics’ 9.125% Senior Notes due 2020 (the “Old Notes”) and (ii) the offer previously announced on December 11, 2018, to exchange New Notes for Old Notes (such offers, the “Terminated Exchange Offers”).

In conjunction with the termination of the Terminated Exchange Offers, the related solicitations of consents by Monitronics to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes have also been terminated (such solicitations, the “Terminated Consent Solicitations”). Monitronics has executed a supplemental indenture giving effect to the Proposed Amendments, but the Proposed Amendments therein will not become operative.

Each of the Terminated Exchange Offers and Terminated Consent Solicitations was set to expire at 11:59 p.m., New York City time, on January 10, 2019.  As a result of the termination of the Terminated Exchange Offers, no Old Notes will be accepted for purchase and no consideration will be paid or become payable to holders of Old Notes who have tendered their Old Notes in either of the Terminated Exchange Offers. All Old Notes previously tendered and not withdrawn will be promptly returned or credited back to their respective holders. This press release confirms the formal termination of each of the Terminated Exchange Offers and each of the Terminated Consent Solicitations referenced above.

General

D.F. King & Co., Inc. acted as the Exchange Agent and Information Agent for the Terminated Exchange Offers and the Terminated Consent Solicitations. Holders of Old Notes with questions regarding the termination of the Terminated Offers and Terminated Consent Solicitations may direct such questions to D.F. King & Co., Inc. by e-mail to monitronics@dfking.com or by phone at (212) 269-5550 (for brokers and banks) or (877) 674-6273 (for all others).

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Terminated Exchange Offers and Terminated Consent Solicitations and other matters that are not historical facts. Words such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks” “may,” “will,” “should,” and similar expressions may identify forward-looking statements. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including general market and economic conditions, changes in law and government regulations and other matters affecting the business of Monitronics. These forward-looking statements speak only as of the date of this press release, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics, including the most recent Forms 10-K and 10-Q for additional information about Monitronics and about the risks and uncertainties related to Monitronics’ business which may affect the statements made in this press release.

About Ascent and Brinks Home Security

Ascent Capital Group, Inc. (NASDAQ: ASCMA) is a holding company whose primary subsidiary, Monitronics, operates as Brinks Home SecurityTM, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas Fort-Worth area, Brinks Home Security secures approximately 1 million residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. Brinks Home Security has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com